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                                                                    EXHIBIT 4.14

                            SUBORDINATION AGREEMENT

         THIS AGREEMENT is dated as of 14th day of May, 2004 between Barry Seigel, Jeffery Greenberg, Mark Madigan (collectively the "Principals") and Greenfield Commercial Credit (Canada) Inc. ("Greenfield");

         WHEREAS Steelbank Inc. (the "Corporation") proposes to enter into a Factoring and Security Agreement and a General Security Agreement (collectively the "Greenfield Security") each between the Corporation and Greenfield made the 14th day of May, 2004 pursuant to which Greenfield agreed to provide certain financing to Corporation;

         WHEREAS the Principals have by purchase agreement dated April 2, 2004, as amended (the "Purchase Agreement") agreed to sell all of their shares in the capital stock of the Corporation to BST Acquisition Ltd. ("BST");

         WHEREAS pursuant to the terms of the Purchase Agreement, the Corporation has guaranteed certain obligations of BST in favour of the Principals by Guarantee dated as of May 14, 2004 (the "Guarantee") and in support for such Guarantee, the Corporation has granted to the Principals a general security agreement over all of the Corporation's assets dated as of May 14, 2004 (the "GSA") (the Guarantee and the GSA collectively, the "Principal Documents");

         WHEREAS the Corporation and each of the Principals have entered into employment agreements dated as of May 14, 2004 (collectively the "Employment Agreements") providing for their continued employment with the Corporation;

         WHEREAS pursuant to the terms of the Guarantee, the Corporation has agreed to pay to the Principals the aggregate amount of $375,000 in the event that certain shares in the capital stock of Tarpon Industries, Inc. are not issued to the Principals on or before December 10, 2004 (the "Corporation's Covenant");

         WHEREAS it is desirable that the Principals and Greenfield confirm their respective priorities as creditors of the Corporation and as secured parties with respect to the assets of the Corporation.

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                                                                              2.

         NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained, other good and valuable consideration and the sum of Two Dollars ($2.00) of lawful money of Canada paid by and between Greenfield and the Principals (the receipt and sufficiency of which consideration are hereby acknowledged), the parties hereto agree as follows:

1.       Postponement of Payment of Indebtedness.

         The Principals hereby postpone payment by the Corporation to the Principals of all present and future indebtedness and liability now or hereafter owing by the Corporation to the Principals, whether direct or indirect, absolute or contingent, matured (by way of acceleration or otherwise) or unmatured arising from or out of the Principal Documents (the "PRINCIPAL DEBT"), but specifically excluding any and all present and future indebtedness and liability now or hereinafter owning by the Corporation to the Principals under the Employment Agreements (the "EMPLOYMENT OBLIGATIONS") and so long as no event of default has occurred under the Senior Security, the Corporation's payment obligations under the Corporation's Covenant (collectively with the Employment Obligations, the "EXCLUDED DEBT") to and in favour of the payment of all present and future indebtedness and liability now or hereafter owing by the Corporation to Greenfield, whether direct or indirect, absolute or contingent, matured (by way of acceleration or otherwise) as unmatured (collectively, the "SENIOR DEBT"). Except for the Excluded Debt and except as permitted under the terms of the Greenfield Security, the Principals shall not obtain or receive payment of any amount of the Principal Debt from any person or source until the Senior Debt has been fully paid in cash and until Greenfield has no obligations to extend credit to the Corporation.

2.       Postponement and Subordination of Security.

         The Principal hereby postpones and subordinates all existing and future security heretofore, now or hereafter delivered by the Corporation to the Principals (collectively, the "PRINCIPAL SECURITY") to and in favour of the Greenfield Security and all existing and future security heretofore, now or hereafter delivered by the Corporation to Greenfield (collectively, the "SENIOR SECURITY"). Notwithstanding any priority to which the Principal may be or may hereafter become entitled for any reason whatsoever (including, without limitation, priority by
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                                                                              3.

date and the time or order of creating, granting or executing any document, the actual or alleged invalidity or unenforceability of any of the Senior
Security, the perfection of, or the giving of notice or any demand for payment under the date of advance, registration, publication, filing or crystallization of or in respect of any charge or encumbrance contained in the Principal Security and the security interests created thereby or by any provisions of any relevant law or statute), the Senior Security and all rights provided thereunder or by law or otherwise shall have full and absolute priority over and with respect to the Principal Security, and the Principal Security shall in all respects be postponed and rank subordinate and junior to the Senior Security and all rights provided thereunder or by law otherwise until the parties hereto agree otherwise in writing or all of the Senior Debt is repaid in full. All liens, charges, security interests and other encumbrances contained in the Senior Security shall, in all events and under all circumstances, rank in priority to all liens, charges, security interests and other encumbrances contained in the Principal Security.

3.      No Enforcement of the Principal Debt and the Principal Security.

        The Principals shall not, without the prior written consent of Greenfield, claim, demand, sue for, commence any action, commence any proceeding or take any step (including exercising any right of set-off, initiating any bankruptcy or insolvency proceeding or any step or proceeding to challenge the validity or enforceability of any of the Senior Debt or the Senior Security, or otherwise) to enforce any right of the Principals pursuant to or in respect of the Principal Debt (including the collection thereof) or any of the Principal Security (including the realization thereof), until the date on which the Senior Debt has been paid in full in cash and Greenfield has no obligation to extend credit to the Corporation.

4.      Liquidation, Dissolution, Bankruptcy.

        In the event of distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Corporation, or the proceeds thereof, to creditors or any proposal by the Corporation to creditors for a readjustment, reamortization or restructuring of the Senior Debt or the Principal Debt, or other readjustment of any of the indebtedness or liabilities of the
Corporation, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors,
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                                                                              4.

marshalling of the assets or liabilities of the Corporation or any other action or proceeding involving the readjustment of all or any part of the Senior Debt or the Principal Debt, or the application of the assets of the Corporation to the payment or liquidation thereof, or upon the dissolution or other winding-up of the business of the Corporation, or upon the sale of all or substantially all of the business of the Corporation, Greenfield shall be entitled to receive payment in full in cash of the Senior Debt (including interest accruing to the date of receipt of such payment at the rate applicable to the relevant part of the Senior Debt, whether or not allowed as a claim in any such proceeding) before the Principals are entitled to receive any direct or indirect payment or distribution of any cash or other assets of the Corporation on account of the Principal Debt and, to that end, Greenfield shall be entitled to receive directly, for application in payment of the Senior Debt (to the extent necessary to pay all Senior Debt in full in cash after giving effect to any substantially concurrent payment or distribution to Greenfield in respect of the Senior Debt), any payment or distribution of any kind or character, whether in cash or other assets, which shall be payable or deliverable upon or with respect to the Principal Debt. To the extent any payment of Senior Debt (whether by or on behalf of the Corporation, as proceeds of security or enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver and manager or other similar person under any bankruptcy, insolvency, receivership or similar law or proceeding, then if such payment is recoverable by, or paid over to, such trustee, receiver, receiver and manager or other person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.


5.       Payments Received by the Principal.

         If, notwithstanding the provisions of this Agreement, prior to the payment in full in cash of the Senior Debt, the Principals (or any one or more of them) or any person on its behalf receives any payment from or distribution of assets of the Corporation on account of the Principal Debt, which under the provisions of this Agreement, the Principals are not specifically authorized to receive, then the Principals shall, and will ensure that any such other person shall, receive and hold such payment or distribution in trust for the benefit of Greenfield and shall promptly pay the same over to Greenfield in precisely the form received (except for the endorsement or assignment by the Principals or such other person where necessary) to the extent
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                                                                              5.

necessary to pay the Senior Debt in full after giving effect to any substantially concurrent payment or distribution to or for the benefit of Greenfield in respect of the Senior Debt.

6.        Notice of Default.

          The Principals shall give to Greenfield notice forthwith of any default by the Corporation of any of the Corporation's indebtedness, liability or obligations to any of the Principals, which notice shall specify all then existing defaults in respect of such indebtedness, liability or obligations which are known to the Principals.

7.        No Waiver of Subordination Provisions.

          No right of Greenfield to enforce the postponements and subordinations as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any act or failure to act by Greenfield or any agent of or trustee for Greenfield, or by any non-compliance by the Corporation with any of the agreements or instruments relating to the Principal Debt, regardless of any knowledge thereof which Greenfield may have or be otherwise charged with. Without limitations to the foregoing, Greenfield may, at any time and from time to time, without the consent of or notice to the Principals, without incurring responsibility to the Principals and without impairing or releasing the postponements and subordinations and other rights or benefits provided in this Agreement or the obligations hereunder of the Principals to Greenfield, do any one or more of the following:

     (a) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend or alter the terms of any Senior Debt, any Senior Security or any guarantee thereof or any liability of the Corporation, or any guarantor of the Senior Debt, or any liability incurred directly or indirectly in respect thereof, or otherwise increase, reduce, amend, alter, renew, exchange, modify or supplement in any manner the Senior Debt or any instrument evidencing or guaranteeing or securing the same or any agreement under which any of the Senior Debt is outstanding;

     (b) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner any assets pledged or mortgaged for or otherwise securing the Senior

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                                                                             6.

         Debt or any liability of the Corporation or any guarantor of the Senior Debt, or any liability incurred directly or indirectly in respect thereof,

    (c) settle or compromise any Senior Debt or any other liability of the Corporation or any guarantor of the Senior Debt, or any security therefor or any liability incurred directly or indirectly in respect thereof, and apply any sums by whomsoever paid and however realized to any liability (including the Senior Debt) in any manner or order; and

    (d) fail to take or to register or otherwise perfect any lien, mortgage, charge or security interest securing the Senior Debt, exercise or delay in or refrain from exercising any right or remedy against the Corporation or any guarantor of the Senior Debt or any security or any other person, and elect any remedy and otherwise deal freely with the Corporation and any guarantor of the Senior Debt and with any security.

8.       Application of Payments.

         All payments received by Greenfield may be applied, reversed and reapplied, in whole or in part, to any of the Senior Debt, as Greenfield in its sole discretion deems appropriate.

9.       Waivers by The Principal.

         All of the Senior Debt shall be deemed to have been made or incurred and continued in reliance upon this Agreement. The Principals agree that Greenfield has made no warranties or representations with respect to the due execution, legality, validity, completeness, perfection or enforceability of any agreement or instrument relating to the Senior Debt or the collectibility of the Senior Debt, that Greenfield shall be entitled to manage and supervise its financial accommodation to the Corporation in accordance with applicable law and its usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that the Principals (or any one or more of them) may now or hereafter have in or to any of the assets of the Corporation, by virtue of the Principal Debt and that Greenfield shall have no liability to the Principals (or any one or more of them) for, and the Principals hereby collectively waive any claims which they may now or hereafter have (in
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                                                                              7.

respect of the Principal Debt) against Greenfield arising out of, any and all actions which Greenfield, may take or omit to take (including without limitation actions with respect to the creation, attachment, perfection or continuation of liens, mortgages, charges or security interests in any assets at any time securing payment of the Senior Debt, actions with respect to the occurrence of any default under any agreement or instrument relating to the Senior Debt, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any assets securing payment of the Senior Debt and actions with respect to the collection of any claims for all or any part of the Senior Debt from any account debtor, guarantor or any other person) with respect to the Senior Debt and any agreement or instrument related thereto or with respect to the collection of the Senior Debt or the valuation, use, protection or release of any assets securing payment of the Senior Debt.

10.       Written Waivers.

          No waiver shall be deemed to be made by Greenfield or the Principals of any of its or his rights hereunder, unless the same shall be in writing signed by such party, and each waiver, if any, shall (unless specifically expressed herein to be otherwise) be a waiver only with respect to the specific instance involved and shall in no way impair the rights of such party or the obligations of the other party in any other respect or at any other time.

11.       Successors and Assigns.

          The provisions of this Agreement shall be binding on and shall enure to the benefit of Greenfield and the Principals and their respective administrators, executors, heirs, trustees, successors and assigns. The Principals shall not assign, sell or transfer the Principal Debt or the Principal Security, or any part thereof, to any person, unless such person agrees, by agreement in writing with and satisfactory to the Lender, to be bound by the provisions of this Agreement.

12.       Notices.

          Any notice desired or required to be given under this Agreement shall be in writing and shall be deemed to have been validly served, given or delivered: (a) when sent, after receipt of confirmation of transmission by facsimile, telex or similar transmission; (b) the next

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                                                                              8.

business day after deposit with a reputable overnight courier in Ontario with all charges prepaid; or (c) when delivered, if hand delivered by messenger, all of which shall be when properly addressed to the party to be notified and sent to the address or number indicated as follows:

     If to the Lender:

     Greenfield Commercial Credit (Canada) Inc.
     316-20 Queen Street West
     Toronto, Ontario M5H 3R3
     Attention:     Chief Financial Officer
     Facsimile:     416-581-0020

     With a copy to:
     Greenfield Commercial Credit LLC
     300 E. Long Lake Rd., Suite 180
     Bloomfield Hills, Michigan 48304

     Attention:     Credit Manager
     Facsimile:     248-723-6050

     If to the Principals:

     c/o Steelbank Inc.
     5349 Maingate Drive
     Mississauga, Ontario L4W 1G6
     Facsimile:     905-212-1289

     With a copy to:
     Gardiner Roberts LLP
     20 King Street West, Suite 3100
     Toronto, Ontario M5H 3Y2

     Attention:     Fred Ernst
     Facsimile:     416-865-6636

or to such other address of a party hereto as it may designate to the other party hereto in the manner herein prescribed.

13.  Entire Agreement; Severability.

     This Agreement contains the entire postponement and subordination agreement between the parties hereto with respect to the indebtedness, liabilities and assets of the

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                                                                              9.


Corporation. If any of the provisions of this Agreement shall be held invalid or unenforceable by any court having jurisdiction, this Agreement shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

14.      Cumulative Rights.

         The rights, powers and remedies under this Agreement shall be in addition to all rights, powers and remedies given by virtue of any statute or rule of law, or any agreement or instrument, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

15.      Information.

         From time to time upon request therefor, each of the Principal and Greenfield shall provide to the others such information with respect to the Corporation and its indebtedness and liabilities as may be reasonably requested.

16.      Governing Law.

         This Agreement shall be governed by and construe in accordance with the laws of Ontario and the federal laws of Canada applicable therein.
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                                                                             10.

17.  Execution in Counterparts.

     This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF the parties hereto have duly executed this Agreement.


SIGNED, SEALED AND DELIVERED  )
in the presence of:           )
                              )
                              )
                              )
----------------------------  )  -------------------------------------------
Witness                       )  Jeffery Greenberg
                              )
/s/ [ILLEGIBLE]               )  /s/ Barry Seigel
----------------------------  )  -------------------------------------------
Witness                       )  Barry Seigel
                              )
                              )
----------------------------  )  -------------------------------------------
Witness                       )  Mark Madigan
                              )

                                 GREENFIELD COMMERCIAL CREDIT
                                 (CANADA) INC.

                                 By: /s/ H. Brock Bundy
                                    ----------------------------------------
                                 Name: H. Brock Bundy
                                 Title: Chief Financial Officer

TO:       GREENFIELD COMMERCIAL CREDIT (CANADA) INC. ("GREENFIELD")

AND TO:   Barry Seigel, Jeffery Greenberg, Mark Madigan (the "PRINCIPALS")

                              BORROWER'S AGREEMENT

IN CONSIDERATION of the extension of credit by Greenfield to the Corporation, the Corporation hereby:

1.   consents to the foregoing subordination agreement;

2. agrees that it will not make any payments to the Principal except as may be expressly permitted by the foregoing Senior Security and the subordination agreement;

3. agrees that it shall acquire no rights pursuant to the foregoing subordination agreement;

4. agrees that in order to facilitate any subrogation rights arising pursuant to the foregoing subordination agreement, no payments or distributions to Greenfield of any cash or other assets to which the Principal would have been entitled but for the provisions of the foregoing subordination agreement, and no payments over pursuant to the provisions of the foregoing subordination agreement made by the Principal to Greenfield shall, as between the Corporation and its creditors (other than Greenfield be deemed to be a payment or a distribution by the Corporation to or on account of the Senior Debt. The Corporation shall, as between itself and such creditors, continue to owe all such amounts as Senior Debt, it being understood that this provision is solely for the purpose of facilitating any subrogation rights arising in favour of the Principal pursuant to the foregoing subordination agreement; and

5. agrees that each of Greenfield and the Principal may provide to the other at any time and from time to time any information in its possession or control in respect of the Corporation and its affairs including, without limitation, notice of any default or impending default.

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All words capitalized in this agreement shall have the meanings assigned to them by the foregoing subordination agreement.

DATED as of the 14th day of May, 2004.


                                    STEELBANK INC.


                                    By: /s/ Barry Seigel
                                       -----------------------------------------
                                    Name: Barry Seigel, (without personal
                                    Title: President    liability whatsoever)